Exhibit 10.1

EXECUTION COPY

14,062,500 Shares

DSW Inc.

Class A Common Shares

UNDERWRITING AGREEMENT

June 28, 2005

Lehman Brothers Inc .
Goldman, Sachs & Co.
CIBC World Markets Corp.
Johnson Rice & Company, L.L.C.
As Representatives of the several
Underwriters named in Schedule 1,

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Dear Sirs:

     DSW Inc., an Ohio corporation (formerly known as Shonac Corporation) (the “Company”) and Retail Ventures Inc., an Ohio corporation and the direct parent of the Company (“Retail Ventures”) propose to enter into this Agreement, whereby the Company proposes to sell an aggregate of 14,062,500 shares (the “Firm Shares”) of the Company’s Class A Common Shares, without par value (the “Common Shares.”)

     It is understood that, subject to the conditions hereinafter stated, 14,062,500 Firm Shares will be sold to the several Underwriters named in Schedule 1 hereto (the “Underwriters”) in connection with the offering and sale of such Firm Shares in the United States and Canada to United States and Canadian persons. Lehman Brothers Inc., Goldman, Sachs & Co., CIBC World Markets Corp. and Johnson Rice & Company, L.L.C. shall act as representatives (the “Representatives”) of the several Underwriters.

     In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 2,109,375 Common Shares on the terms and for the purposes set forth in Section 2 (the “Option Shares”). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares.” This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters.

     The Company understands that the Underwriters propose to consummate a public offering of the Shares as soon as the Representatives deem advisable after the registration statement on Form S-1 with respect to the Shares becomes effective and this Agreement has been executed and delivered.

     It is understood by the parties hereto that, simultaneously with or prior to the consummation of the sale of the Company’s Common Shares contemplated hereby, the Company and Retail Ventures have entered into or expect to enter into a series of related transactions providing for the separation of the Company’s business from that of Retail Ventures. These transactions include: (i) the amendment and restatement by Value City Department Stores LLC, an Ohio corporation (“Value City”) and the other parties thereto of the existing Value City revolving credit facility, the amendment, restatement and repayment of a portion of the principal amount outstanding under the existing Value City senior subordinated convertible loan facility, the amendment and repayment in full of the existing Value City term loan facility and the release of the Company from its obligations under each such facility, in each case as described in the Prospectus (as such term is defined herein); (ii) the issuance by Retail Ventures of warrants to purchase common shares of Retail Ventures or Class A Common Shares of the Company held or to be held by Retail Ventures to certain of Value City’s lenders in connection with the amendment and restatement of the existing Value City senior subordinated convertible loan facility and the amendment of the existing warrants issued by Retail Ventures in connection with the Value City term loan facility to permit the holders thereof to purchase common shares of Retail Ventures or Class A Common Shares of the Company held or to be held by Retail Ventures, in each case as described in the Prospectus; (iii) the entering into by the Company of a registration rights agreement relating to the Class A Common Shares of the Company underlying the warrants described in clause (ii) above; (iv) the repayment by the Company of certain intercompany indebtedness to Retail Ventures; (v) the change of the Company’s existing common shares into Class B Common Shares (the “Recapitalization”); (vi) the entering into by the Company of a new $150 million five-year senior secured credit facility; (vii) the amendment by Retail Ventures, Schottenstein Stores Corporation and Schottenstein Management Company of an existing Corporate Services Agreement and the entering into by the Company, Schottenstein Stores Corporation and Schottenstein Management Company of a supplemental letter agreement relating thereto; (viii) the entering into by the Company and Filene’s Basement Inc. of a Supply Agreement whereby the Company will supply merchandise to Filene’s Basement stores; and (ix) the entering into by the Company, Value City and Retail Ventures of the Intercompany Agreements, as such term is defined herein (such transactions, collectively, the “Transactions.”)

     Section 1. Representations, Warranties and Agreements of the Company and Retail Ventures. The Company and Retail Ventures, jointly and severally, represent, warrant and agree with the Underwriters that:

     (a) A registration statement on Form S-1 with respect to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and “Prospectus” means the prospectus in the form first used to confirm sales of Shares. If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

     (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the statistical and market-related data included in the Prospectus are based on or derived from sources which each of the Company and Retail Ventures reasonably and in good faith believes are reliable and accurate; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

     (c) The Company and DSW Shoe Warehouse Inc., a Missouri corporation and wholly-owned subsidiary of the Company (“DSW Shoe Warehouse”), (i) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, (ii) are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the general affairs, management, business, prospects, financial position, revenues or expenses, properties, stockholders’ equity or results of operation of the Company and DSW Shoe Warehouse taken as a whole (a “Material Adverse Effect”), and (iii) have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged. DSW Shoe Warehouse is the only subsidiary of the Company, and is a “significant subsidiary”, as such term is defined in Rule 405 of the Rules and Regulations. Except as set forth in the Prospectus, the Company does not have any direct or indirect ownership interest by stock ownership or otherwise in any other corporation, limited liability company, partnership, joint venture, firm, association or business enterprise.

     (d) The Company has an authorized capitalization as set forth in the Prospectus, and all the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all the issued shares of capital stock of DSW Shoe Warehouse have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Prospectus under the caption “Description of Indebtedness”; and the issuance of such shares of capital stock of the Company and each subsidiary of the Company has not been made in violation of any preemptive or other similar rights of shareholders.

     (e) Except as described in the Prospectus, the shares of capital stock of the Company held by Retail Ventures are owned directly by Retail Ventures, free and clear of all liens, encumbrances, equities or claims.

     (f) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable; and the Shares will conform to the descriptions thereof contained in the Prospectus under the caption “Description of Capital Stock.”

     (g) Each of the Master Separation Agreement, to be dated as of the First Delivery Date (as defined below), between the Company and Retail Ventures; the Shared Services Agreement, to be dated as of the First Delivery Date, between the Company and Retail Ventures; and the Tax Separation Agreement, to be dated as of the First Delivery Date, between the Company and Retail Ventures; (such agreements, collectively, the “Intercompany Agreements”) has been duly authorized by each of Retail Ventures, DSW Shoe Warehouse and the Company, as applicable, and, when duly executed and delivered by each of Retail Ventures, DSW Shoe Warehouse and the Company, as applicable, will constitute a valid and binding obligation of Retail Ventures, DSW Shoe Warehouse and/or the Company, as applicable, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     (h) Except as described in the Prospectus under the caption “Description of Indebtedness”, DSW Shoe Warehouse is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock to the Company, from repaying to the Company any loans or advances to any such subsidiary from the Company or from transferring title to any of its property or assets to the Company.

     (i) Each of the Company and Retail Ventures has all requisite power and authority to execute, deliver and perform its respective obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and Retail Ventures.

     (j) Except as disclosed in or specifically contemplated by the Prospectus, neither the Company nor DSW Shoe Warehouse has any outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any shares of their capital stock or obligations convertible into, or any contracts or commitments to issue or sell, shares of their capital stock or any such options, rights convertible securities or obligations.

     (k) The execution, delivery and performance of this Agreement, each of the other documents specified in Schedule 2 to be entered into in connection with the Transactions by the Company, DSW Shoe Warehouse and Retail Ventures (such agreements, collectively, the “Applicable Contracts”) and the Intercompany Agreements, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Company, DSW Shoe Warehouse, Retail Ventures, or any of their respective subsidiaries is a party or by which any of them or any of their respective subsidiaries is bound or to which any of the property or assets of any of them or any of their respective subsidiaries is subject (assuming that the consents required under the June 2002 credit agreements, as amended, will be obtained upon the due execution and delivery of, and satisfaction of the terms of, the (i) Loan and Security Agreement by and between the Company and DSW Shoe Warehouse, as the Borrowers, and National City Business Credit, Inc., as Administrative Agent and Collateral Agent for the Revolving Credit Lenders, (ii) Amended and Restated Loan and Security Agreement by and between Value City, as Lead Borrower, the Borrowers party thereto, and National City Business Credit, Inc., as Administrative Agent and Collateral Agent for the Revolving Credit Lenders referenced therein and (iii) Second Amended and Restated Senior Loan Agreement by and among Value City, as Borrower, the Guarantors party thereto, the Lenders from time to time party thereto, and Cerberus Partners L.P., as agent), nor will such actions result in any violation of the provisions of the charter or by-laws (or other equivalent organizational document) of any of the Company, DSW Shoe Warehouse, Retail Ventures or any of their respective subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of them or any of their respective subsidiaries, or any of their respective properties or assets; and except for (i) the registration of the Shares under the Securities Act and (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable state and foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, any of the Applicable Contracts by any of the Company, DSW Shoe Warehouse, Retail Ventures or any of their respective subsidiaries or the Intercompany Agreements, and the consummation of the transactions contemplated hereby and thereby, except where the failure to have such consents, approvals, authorizations, registrations or qualifications would not reasonably be expected to have a Material Adverse Effect.

     (l) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

     (m) Except in connection with the Recapitalization, neither the Company nor DSW Shoe Warehouse has sold or issued any Common Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

     (n) Neither the Company nor DSW Shoe Warehouse has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or DSW Shoe Warehouse, other than in connection with the Transactions, nor any Material Adverse Effect, nor any development that would reasonably be expected to have a Material Adverse Effect, in each case, otherwise than as set forth or contemplated in the Prospectus.

     (o) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The other financial data, selected financial ratios and other pro forma financial information, operating data and statistical information and data included in the Prospectus are presented fairly and have been prepared on a basis consistent in all material respects (except for, with respect to the pro forma financial information, the pro forma adjustments described in the Prospectus) with such financial statements and the books and records of the Company and DSW Shoe Warehouse.

     (p) Deloitte & Touche LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 7(h) hereof, are an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations.

     (q) Each of the Company and DSW Shoe Warehouse has good and marketable title in fee simple to (i) all real property and (ii) good and marketable title to all personal property owned by it that is material to the business of the Company and DSW Shoe Warehouse taken as a whole, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and DSW Shoe Warehouse; and all assets held under lease by the Company and DSW Shoe Warehouse are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and DSW Shoe Warehouse, in each case, except as described in or contemplated by the Prospectus.

     (r) The Company and DSW Shoe Warehouse carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as they reasonably believe is adequate for the conduct of their respective businesses and the value of their respective properties and as is reasonable and customary for companies engaged in similar businesses in similar industries; and all policies of insurance of the Company and DSW Shoe Warehouse or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects.

     (s) The Company and DSW Shoe Warehouse subsidiaries own or possess adequate rights to use all material patents, patent rights, patent applications, trademarks, service marks, service names, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses as described in the Prospectus (the “Intellectual Property”) and have no reason to believe that the conduct of their respective businesses will conflict with, infringe or violate, and have not received any notice of any claim of conflict with, infringement of or violation of, any such rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or DSW Shoe Warehouse therein. The Company knows of no infringement by others of Intellectual Property owned by the Company or DSW Shoe Warehouse that could reasonably be expected to have a Material Adverse Effect. The Company and DSW Shoe Warehouse have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property and other proprietary information in all material respects.

     (t) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or DSW Shoe Warehouse is a party or of which any property or assets of the Company or DSW Shoe Warehouse is the subject which, if determined adversely to the Company or DSW Shoe Warehouse, could reasonably be expected to have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (u) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

     (v) No relationship, direct or indirect, exists between or among the Company on the one hand, and directors, officers, shareholders, other affiliates, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

     (w) No labor disturbance by the employees of the Company or DSW Shoe Warehouse exists or, to the knowledge of the Company, is imminent, and, to the Company’s knowledge, no labor disturbance by the employees of any of its or DSW Shoe Warehouse’s principal suppliers, manufacturers or contractors exists or is imminent, which, in either case, might be expected to have a Material Adverse Effect.

     (x) The Company has not taken, directly or indirectly, any action that has constituted or that was designed to or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

     (y) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to the qualified status of such plan, and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     (z) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof (other than any tax returns not so required to be filed through the date hereof as a result of the existence of any waiver or extension granted in connection with any such tax returns) and has paid all taxes due thereon (other than tax assessments being contested in good faith), and no tax deficiency has been determined adversely to the Company or DSW Shoe Warehouse which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

     (aa) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, indirect, direct or contingent, other than non-material liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared, paid or made any dividend or distribution of any kind on its capital stock.

     (bb) The Company (i) makes and keeps accurate books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, and (ii) maintains a system of internal accounting controls which provides reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for its assets is compared with the Company’s existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (cc) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to management, including the principal executive and principal financial officer of the Company, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, and that such information is recorded, processed, summarized and reported, within the time periods specified in the Rules and Regulations; (ii) have been evaluated for effectiveness; and (iii) are effective in all material respects to perform the functions for which they were established.

     (dd) Based on an evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

     (ee) Since the date of the end of the last fiscal year for which audited financial statements are included in the Prospectus, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

     (ff) To the best knowledge of the Company, no change in any laws or regulations is pending which could reasonably be expected to be adopted and if adopted, could reasonably be expected to have, individually or in the aggregate with all such changes, a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

     (gg) Neither the Company nor DSW Shoe Warehouse (i) is in violation of its charter or by-laws (or other equivalent organizational document), (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject (assuming that the consents required under the June 2002 credit agreements, as amended, will be obtained upon the due execution and delivery of, and satisfaction of the terms of, the (i) Loan and Security Agreement by and between the Company and DSW Shoe Warehouse, as the Borrowers, and National City Business Credit, Inc., as Administrative Agent and Collateral Agent for the Revolving Credit Lenders, (ii) Amended and Restated Loan and Security Agreement by and between Value City, as Lead Borrower, the Borrowers party thereto, and National City Business Credit, Inc., as Administrative Agent and Collateral Agent for the Revolving Credit Lenders referenced therein and (iii) Second Amended and Restated Senior Loan Agreement by and among Value City, as Borrower, the Guarantors party thereto, the Lenders from time to time party thereto, and Cerberus Partners L.P., as agent) or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any consent, approval, authorization, registration, qualification, license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business (each, a “Consent”). No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

     (hh) The minute books of each of Retail Ventures, Value City (before the Company became a subsidiary of Retail Ventures), the Company and DSW Shoe Warehouse have been made available to the Underwriters and contain a complete summary of all meetings and other actions of the directors and shareholders of each of Retail Ventures, Value City (before the Company became a subsidiary of Retail Ventures), the Company and DSW Shoe Warehouse in all material respects for the last five years, and reflect all transactions referred to in such minutes accurately in all material respects.

     (ii) Neither the Company nor DSW Shoe Warehouse, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or DSW Shoe Warehouse, has, directly or indirectly, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee or to foreign or domestic political parties or campaigns from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (jj) The operations of the Company and DSW Shoe Warehouse are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or DSW Shoe Warehouse with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

     (kk) Neither the Company nor DSW Shoe Warehouse nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or DSW Shoe Warehouse is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, which, to the Company’s knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

     (ll) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or DSW Shoe Warehouse (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the real property now or previously owned or leased by the Company or DSW Shoe Warehouse (i) in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or (ii) which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except, in the case of clauses (i) and (ii), for any violation or remedial action which would not reasonably be expected to have, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such real property or into the environment surrounding such real property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or DSW Shoe Warehouse or with respect to which the Company or DSW Shoe Warehouse have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not reasonably be expected to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

     (mm) No supplier of merchandise to the Company or DSW Shoe Warehouse has ceased shipments of merchandise to the Company or indicated, to the Company’s knowledge, an interest in decreasing or ceasing its sales to the Company or otherwise modifying its relationship with the Company, other than in the normal and ordinary course of business consistent with past practices in a manner which would not, singly or in the aggregate, result in a Material Adverse Effect.

     (nn) Neither RVI nor the Company is, or, as of the applicable Delivery Date (as hereinafter defined) after giving effect to the Transactions and the application of the net proceeds therefrom as described in the Prospectus, will be, an “investment company” or an entity “controlled” by an “investment company” as defined in the Investment Company Act of 1940, as amended.

     (oo) On or prior to the applicable Delivery Date (as hereinafter defined), each of the Applicable Contracts and the Intercompany Agreements will have been duly authorized, executed and delivered by each of the Company, DSW Shoe Warehouse and Retail Ventures, as applicable, in substantially the form previously provided to the Underwriters and will conform to the descriptions thereof in the Prospectus.

     (pp) The Registration Statement, the Prospectus and any Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program (as such term is defined below). No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body, other than such as have been obtained, is required under the securities laws and regulations of any foreign jurisdiction in which the Directed Shares (as such term is defined below) are offered or sold outside the United States.

     (qq) Neither the Company nor Retail Ventures has distributed, nor, prior to the later to occur of any Delivery Date and completion of the distribution of the Shares, will either of them distribute any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus and the Prospectus, and, in connection with the Directed Share Program described in Section 3, the enrollment materials provided by Lehman Brothers Inc..

     (rr) Neither the Company nor Retail Ventures has taken, nor will either of them take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     Section 2. Purchase of the Shares by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Firm Shares to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of the Firm Shares set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

     In addition, the Company grants to the Underwriters an option to purchase up to 2,109,375 Option Shares if the Underwriters sell more than the number of Firm Shares in the offering. Option Shares shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Shares set forth opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Shares shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Shares other than in 100 share amounts.

     The price of both the Firm Shares and any Option Shares shall be $17.67 per share.

     The Company shall not be obligated to deliver any of the Shares to be delivered by it on any Delivery Date (as hereinafter defined), except upon payment for all the Shares to be purchased on such Delivery Date as provided herein.

     Section 3. Offering of Shares by the Underwriters.

     Upon authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     It is understood that approximately 1,160,000 Firm Shares (the “Directed Shares”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) to officers, directors, and employees of the Company and certain persons having business relationships with the Company with Retail Ventures and with Schottenstein Stores Corporation, a closely-held Delaware corporation, who have heretofore delivered to Lehman Brothers Inc. offers or indications of interest to purchase Firm Shares in form satisfactory to Lehman Brothers Inc. (such program, the “Directed Share Program”) and that any allocation of such Firm Shares among such persons will be made in accordance with timely directions received by Lehman Brothers Inc. from the Company; provided, that under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such Directed Share Program, unless such action or omission was taken by such Underwriter (including for the avoidance of doubt Lehman Brothers Inc.) through its own gross negligence. It is further understood that any of such Firm Shares which are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

     The Company agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Share Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.

     Section 4. Delivery of and Payment for the Shares. Delivery of and payment for the Firm Shares shall be made at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Shares to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Shares, the Company shall make the certificates representing the Firm Shares available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

     The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representatives, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Shares are delivered are sometimes referred to as a “Subsequent Delivery Date” and the First Delivery Date and any Subsequent Delivery Date are sometimes each referred to as a “Delivery Date.”

     Delivery of and payment for the Option Shares shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on each such Subsequent Delivery Date.

On each such Subsequent Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Shares to be purchased on such Subsequent Delivery Date to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Shares shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Shares, the Company shall make the certificates representing the Option Shares available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to each such Subsequent Delivery Date.

     Section 5. Further Agreements of the Company. The Company agrees:

     (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

     (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

     (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act (including, without limitation, by filing further exhibits thereto), to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

     (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

     (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

     (f) As soon as practicable after the Effective Date, to make generally available to the Company’s securityholders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158), it being understood that such delivery requirement shall be deemed to be met by the Company’s timely compliance with its reporting obligations pursuant to the Exchange Act and the rules and regulations promulgated thereunder;

     (g) For a period of three years following the Effective Date, other than information which is publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Shares may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

     (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

     (i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of, or enter into any transaction or device (including, without limitation, through the filing of a registration statement) which is designed to, or could be expected to, result in the disposition by any person at any time in the future of, any Common Shares or other capital stock of the Company or securities convertible into or exchangeable for Common Shares or other capital stock of the Company (other than (i) the issuance and sale of the Shares; (ii) the issuance of shares pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or (iii) pursuant to currently outstanding options, warrants or rights granted by the Company), or sell or grant options, rights or warrants with respect to any Common Shares or other capital stock of the Company or securities convertible into or exchangeable for Common Shares or other capital stock of the Company (other than the grant of options pursuant to option plans existing on the date hereof ), or announce any intention to do any of the foregoing, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares or other capital stock of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other capital stock of the Company or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed by this section shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; and to cause each shareholder, officer and director of the Company and each of Schottenstein Stores Corporation, Cerberus Partners L.P. and Back Bay Capital Funding L.L.C., as holders of the warrants issued by Retail Ventures as described in the Prospectus (the “Warrants”) to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A-1 hereto (in the case of all such persons other than Cerberus Partners L.P.) or Exhibit A-2 hereto (in the case of Cerberus Partners L.P.), pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares or securities convertible into or exchangeable for Common Shares, or announce any intention to do any of the foregoing, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, in each case for a period of 180 days (subject to the proviso above) from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters;

     The Company hereby undertakes to notify in writing each person who delivers a letter agreement in the form of Exhibit A-1 or Exhibit A-2 hereto if at any time the 180-day restricted period described above is extended for any reason described in such agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including any extensions thereof.

     For the avoidance of doubt, neither the issuance by Retail Ventures of the Warrants nor the exercise of such Warrants by the holders thereof for Common Shares of the Company currently held by Retail Ventures during the restricted period described above shall constitute a violation of this provision.

     (j) Prior to the Effective Date, to apply for the listing of the Shares on the New York Stock Exchange, and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

     (k) To apply the net proceeds from the offering of the Shares and the Transactions as set forth in the Prospectus;

     (l) In connection with the Directed Share Program, to ensure that the Directed Shares will be restricted to the extent required by the NASD or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement, and Lehman Brothers Inc. will notify the Company as to which Directed Share Participants will need to be so restricted. At the request of Lehman Brothers Inc., the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time;

     (m) To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program; and

     (n) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an “investment company” as defined in the Investment Company Act of 1940, as amended.

     Section 6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any Supplemental Agreement Among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Shares; (f) any applicable listing or other fees; (g) the fees and expenses (not in excess, in the aggregate, of $10,000) of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, documented expenses associated with the production of road show slides and graphics, documented fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, documented travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the documented cost of any aircraft chartered in connection with the road show; (i) the costs and expenses related to the offer and sale of Shares by the Underwriters in connection with the Directed Share Program, including the documented fees and disbursements of counsel to the Underwriters related thereto, the documented costs and expenses of preparation, printing and distribution of the Directed Share Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Sections 8 and 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

     Section 7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of each of the Company, DSW Shoe Warehouse and Retail Ventures contained herein, to the performance by each of the

Company, DSW Shoe Warehouse and Retail Ventures of its respective obligations hereunder, and to each of the following additional terms and conditions:

     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any other governmental authority (domestic or foreign); and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

     (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and each of the Company and Retail Ventures shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (c) Vorys, Sater, Seymour and Pease LLP shall have furnished to the Representatives their written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in substantially the form attached hereto as Exhibit B.

     (d) Julia A. Davis, General Counsel to the Company and Retail Ventures, shall have furnished to the Representatives her written opinion, addressed to the Underwriters and dated such Delivery Date, in substantially the form attached hereto as Exhibit C.

     (e) Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Representatives their written opinion, as special counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in substantially the form attached hereto as Exhibit D.

     (f) Sonnenschein, Nath & Rosenthal LLP shall have furnished to the Representatives their written opinion, as Missouri counsel to DSW Shoe Warehouse, addressed to the Underwriters and dated such Delivery Date, in substantially the form attached hereto as Exhibit E.

     (g) The Representatives shall have received from Debevoise & Plimpton LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the

Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (h) At the time of execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

     (i) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

     (j) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(l) have been fulfilled; and

They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which has not been so set forth.

     (k) Retail Ventures shall have furnished to the Representatives a certificate, dated such Delivery Date, signed by an authorized officer, stating that the representations, warranties and agreements of Retail Ventures contained herein are true and correct as of such Delivery Date and that Retail Ventures have complied with all agreements contained herein to be performed by them at or prior to such Delivery Date.

     (l) (A) Neither the Company nor DSW Shoe Warehouse shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (B) since such date there shall not have been any change in the capital stock or long-term debt of the Company or DSW Shoe Warehouse or any adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company or DSW Shoe Warehouse, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

     (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, there shall have been a material escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

     (n) The New York Stock Exchange, Inc. shall have approved the Shares for listing, subject only to official notice of issuance.

     (o) The (i) Loan and Security Agreement by and between the Company and DSW Shoe Warehouse, as the Borrowers, and National City Business Credit, Inc., as Administrative Agent and Collateral Agent for the Revolving Credit Lenders, (ii) Amended and Restated Loan and Security Agreement by and between Value City, as Lead Borrower, the Borrowers party thereto, and National City Business Credit, Inc., as Administrative Agent and Collateral Agent for the Revolving Credit Lenders referenced therein and (iii) Second Amended and Restated Senior Loan Agreement by and among Value City, as Borrower, the Guarantors party thereto, the Lenders from time to time party thereto, and Cerberus Partners L.P., as agent, shall have been duly executed and delivered.

     (p) All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     Section 8. Indemnification and Contribution.

     (a) Each of the Company and Retail Ventures, jointly and severally, shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the

Shares or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that neither the Company nor Retail Ventures shall be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor Retail Ventures shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e); and provided further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who it shall be established failed to deliver the Prospectus to the person asserting any losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact required to be stated in such Preliminary Prospectus or necessary to make the statements in such Preliminary Prospectus not misleading, if (A) the Company shall have furnished copies of the Prospectus to the several Underwriters in the requisite quantity and sufficiently in advance of the Effective Date to permit proper delivery of the Prospectus to such person on or prior to the Effective Date; (B) such misstatement or omission or alleged misstatement or omission was identified at such time to such Underwriter or its counsel and cured in the Prospectus and the Prospectus was required by law to be delivered to such person at or prior to the written confirmation of the sale of Shares to such person and (C) the timely delivery of the Prospectus to such person would have constituted a complete defense to the losses, claims, damages, liabilities and judgments asserted by such person. The foregoing indemnity agreement is in addition to any liability that either of the Company or Retail Ventures may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the Company, Retail Ventures, each officer of the Company who has signed the Registration Statement, each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company, Retail Ventures, and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, Retail Ventures, or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to any of the Company, Retail Ventures or any such director, officer, employee or controlling person.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subsection 8(a) or 8(b) hereof, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under subsection 8(a) or 8(b) hereof except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under subsection 8(a) or 8(b) hereof. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against any of the Company or Retail Ventures under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(f) hereof in respect of a claim or action referred to in Section 8(f), then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for the Lehman Brothers Entities (as defined in Section 8(f)) for the defense of any loss, claim, damage, liability or action arising out of the Directed Share Program. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (a) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and Retail Ventures, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, and/or Retail Ventures, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and Retail Ventures, on the one hand, and the

Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and/or Retail Ventures or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Retail Ventures and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

     (e) The Underwriters severally confirm and each of the Company and Retail Ventures acknowledges that the statements with respect to the following information contained under the caption “Underwriting” in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Prospectus and any Marketing Materials: the second paragraph under the subheading “Commissions and Expenses”; all three of the paragraphs under the subheading “Stabilization, Short Positions and Penalty Bids”; and the paragraph under the subheading “Discretionary Sales”.

     (f) The Company shall indemnify and hold harmless Lehman Brothers Inc. (including its directors, officers and employees) and each person, if any, who controls

Lehman Brothers Inc. within the meaning of Section 15 of the Securities Act (“Lehman Brothers Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Lehman Brothers Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program; provided that, with respect to clause (ii), the Company or an affiliate of the Company has the option to pay for and accept delivery of any and all Directed Shares for which a Directed Share Participant fails to pay and accept delivery (provided that prior to such purchase, the Company or such affiliate shall have received a written legal opinion from Skadden, Arps, Slate, Meagher & Flom LLP stating that such purchase will not violate the Securities Act, the Rules and Regulations, the Exchange Act or the rules and regulations of the Commission thereunder, including Regulation M); provided further that, the Company shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Lehman Brothers Entities. The Company shall reimburse the Lehman Brothers Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. Retail Ventures or any of the Company’s other affiliates may satisfy the Company’s obligations under this paragraph by making any required payments on behalf of the Company.

     Section 9. Defaulting Underwriters.

     If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Shares set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Shares set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Shares to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Shares which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Subsequent Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Shares which a defaulting Underwriter agreed but failed to purchase.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that, in the opinion of counsel for the Company or counsel for the Underwriters, may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     Section 10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 7(l) or 7(m), shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

     Section 11. Reimbursement of Underwriters’ Expenses. If the Company shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company (including, without limitation, with respect to the Transactions) is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

     Section 12. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to (i) Lehman Brothers Inc., 605 Third Avenue, New York, New York 10158, Attention: Syndicate Department (Fax: 646-497-4815), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, NY 10022 (Fax: 212-520-0421), and (ii) with a copy, which shall not constitute notice, to Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022, Attention: Steven J. Slutzky, Esq. (Fax: 212-909-6836);

     (b) if to the Company or DSW Shoe Warehouse, (i) shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Peter Z. Horvath, Chief Operating Officer (Fax: 614-238-4207), with a copy to Julia A. Davis, Esq., General Counsel, 3241 Westerville Road, Columbus, OH 43223 (Fax: 614-337-4682), and (ii) with a copy, which shall not constitute notice, to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, Attention: Robert M. Chilstrom, Esq. (Fax: 212-735-2000);

     (c) if to Retail Ventures, shall be delivered or sent by mail, telex or facsimile transmission to Julia A. Davis, Esq., General Counsel, 3241 Westerville Road, Columbus, OH 43223 (Fax: 614-337-4682);

     (d) provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company, DSW Shoe Warehouse and Retail Ventures shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

     Section 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, Retail Ventures and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and Retail Ventures contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this

Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 13 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     Section 14. No fiduciary duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the underwriters, the Company and Retail Ventures acknowledge and agree that:

     (a) nothing herein shall create a fiduciary or agency relationship between the Company or Retail Ventures, on the one hand, and the Underwriters, on the other;

     (b) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or Retail Ventures in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;

     (c) the relationship between the Company and Retail Ventures, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations;

     (d) any duties and obligations that the Underwriters may have to the Company or Retail Ventures shall be limited to those duties and obligations specifically stated herein; and

     (e) notwithstanding anything in this Underwriting Agreement to the contrary, the Company and Retail Ventures acknowledge that the Underwriters may have financial interest in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Company or Retail Ventures for, any of such additional financial interests.

     The Company and Retail Ventures hereby waive and release, to the fullest extent permitted by law, any claims that the Company or Retail Ventures may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

     Section 15. Survival. The respective indemnities, representations, warranties and agreements of the Company, Retail Ventures and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     Section 16. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

     Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

     Section 18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     Section 19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement among the Company, Retail Ventures and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, DSW Inc.
By	/s/ Douglas J. Probst
	Name:	Douglas J. Probst
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Retail Ventures, Inc.
By	/s/ James A. McGrady
	Name:	James A. McGrady
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Accepted:

Lehman Brothers Inc.
Goldman, Sachs & Co.
CIBC World Markets Corp.
Johnson Rice & Company, L.L.C.

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By: Lehman Brothers Inc.

By	/s/ P. J. Moses
Authorized Representative

SCHEDULE 1

Number of Firm
Shares to be Purchased

Lehman Brothers Inc.	7,541,870
Goldman, Sachs & Co.	2,399,690
CIBC World Markets Corp.	2,399,690
Johnson Rice & Company, L.L.C.	1,371,250
Fidelity Capital Markets, a division of National Financial Services LLC	50,000
HSBC Securities (USA) Inc.	50,000
Loop Capital Markets, LLC	50,000
NatCity Investments, Inc.	50,000
Ryan, Beck & Co., LLC	50,000
Muriel Siebert & Co., Inc.	50,000
Stifel, Nicolaus & Company, Incorporated	50,000

Total	14,062,500

SCHEDULE 2

1.	Registration Rights Agreement, to be dated as of the First Delivery Date, by and among DSW Inc., Schottenstein Stores Corporation, Cerberus Partners, L.P. and Back Bay Capital Funding L.L.C.

2.	Loan and Security Agreement, to be dated as of the First Delivery Date, between DSW Inc. and DSW Shoe Warehouse, Inc., as borrowers, and National City Business Credit Finance, Inc., as Administrative Agent and Collateral Agent for the Revolving Credit Lenders.

3.	Amended and Restated Loan and Security Agreement, to be dated as of the First Delivery Date, by and between Value City Department Stores LLC, as Lead Borrower, Gramex Retail Stores, Inc., Filene’s Basement, Inc., Value City of Michigan, Inc., GB Retailers, Inc., Retail Ventures Jewelry, Inc., as Borrowers, and National City Business Credit, Inc., as Administrative Agent and Collateral Agent for the Revolving Credit Lenders referenced therein.

4.	Fourth Amendment to Financing Agreement, to be dated as of the First Delivery Date, by and among the Borrowers named therein, the Guarantors named therein, the Lenders named therein, and Cerberus Partners, L.P.

5.	Second Amended and Restated Senior Loan Agreement, to be dated as of the First Delivery Date, by and among Value City Department Stores, LLC as Borrower, Retail Ventures, Inc., Gramex Retail Stores, Inc., Filene’s Basement, Inc., GB Retailers, Inc., Value City of Michigan, Inc. J.S. Overland Delivery, Inc., Value City Department Stores Services, Inc. Retail Ventures Jewelry, Inc., Retail Ventures Services, Inc. and Retail Ventures Import, Inc., as Guarantors, the Lenders from time to time party thereto, and Cerberus Partners, L.P., as agent.

6.	Conversion Loan Warrants issued by Retail Ventures to Schottenstein Stores Corporation and Cerberus Partners, L.P. on the First Delivery Date.

7.	Term Loan Warrants issued by Retail Ventures to Schottenstein Stores Corporation, Cerberus Partners, L.P. and Back Bay Capital Funding, LLC on the First Delivery Date.

8.	Amendment, to be dated as of the First Delivery Date, to Corporate Services Agreement among Retail Ventures, Schottenstein Stores Corporation and Schottenstein Management Company, and the supplemental letter agreement among Schottenstein Stores Corporation, Schottenstein Management Company and DSW Inc. related thereto.

9.	Supply Agreement, to be dated as of the First Delivery Date, between Filene’s Basement, Inc. and DSW Inc.

Exhibit A-1

FORM OF LOCK-UP LETTER AGREEMENT

[To be delivered by all lock-up parties other than Cerberus Partners L.P.]

Lock-Up Letter Agreement

Lehman Brothers Inc.
Goldman, Sachs & Co.
CIBC World Markets Corp.
Johnson Rice & Company, L.L.C.

As Representatives of the several
 Underwriters named in Schedule 1
 to the Underwriting Agreement
c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019

Dear Sirs:

     The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (the “Underwriters”) of certain shares (the “Shares”) of the Class A Common Shares, without par value (the “Common Shares”), of DSW Inc., an Ohio corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares (including, without limitation, Common Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Shares that may be issued or delivered upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Shares (other than the Shares in the Offering) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering or announce any intention to do any of the foregoing, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering.

     Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

     It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement.

     The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:
Name:
Title:

Dated:

Exhibit A-2

[Form of Cerberus Partners L.P. Lock-up Letter Agreement]

LOCK-UP LETTER AGREEMENT

Lehman Brothers Inc.
Goldman, Sachs & Co.
CIBC World Markets Corp.
Johnson Rice & Company, L.L.C.

As Representatives of the several
 Underwriters named in Schedule 1
 to the Underwriting Agreement,
c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019

Dear Sirs:

     Cerberus Partners L.P. (together with its affiliates, “Cerberus”) understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (the “Underwriters”) of certain shares (the “Shares”) of the Class A Common Shares, without par value (the “Common Shares”), of DSW Inc., an Ohio corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, Cerberus hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, Cerberus will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares (including, without limitation, Common Shares that may be deemed to be beneficially owned by Cerberus in accordance with the rules and regulations of the Securities and Exchange Commission and Common Shares that may be issued or delivered upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Shares (other than the Shares in the Offering) owned by Cerberus on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering or announce any intention to do any of the foregoing, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering (any transaction described in clause (1) or (2) above, a “Transfer”).

     If (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     For the avoidance of doubt, the foregoing restrictions are not intended to apply to Transfers solely of Retail Ventures, Inc.’s common stock.

     Anything contained herein to the contrary notwithstanding, Cerberus may, prior to the expiration of the 180-day restricted period (such period, as the same may be extended as provided above, the “Restricted Period”), Transfer the warrants issued by Retail Ventures, Inc. and held by Cerberus as of the effective date of the Offering (such warrants, as described in the prospectus relating to the Offering, but excluding any Common Shares of the Company for which they may be exercised, the “Warrants”) to up to four (4) transferees; provided, however, that it shall be a condition to each such Transfer of Warrants that (1) each such Transfer is made to a single person or group of persons that is under common control (any such group of persons, a “Group”); (2) any such person or, in the case of a Group, each member of the Group acquiring any Warrants (whether directly from Cerberus or indirectly from one or more transferees) during the Restricted Period executes and delivers to Lehman Brothers Inc. prior to such Transfer an agreement stating that such transferee is receiving and holding the Warrants subject to the provisions of this Lock-Up Letter Agreement, and agreeing that any further Transfer of such Warrants during the Restricted Period shall be made on the terms set forth in the following paragraph; (3) Cerberus (or any transferee) proposing to make any such Transfer during the Restricted Period notifies Lehman Brothers Inc. at least three business days prior to the proposed Transfer, and (4) no filings relating to beneficial ownership of securities of the Company shall be required or voluntarily made by Cerberus or by any transferee pursuant to the Securities Exchange Act of 1934, as amended, in connection with such Transfer (including the acquisition of such Warrants by the transferee) of Warrants for the duration of the Restricted Period, except that neither (i) any initial filing on Schedule 13G relating to the acquisition by Cerberus of beneficial ownership of the Common Shares of the Company underlying the Warrants nor (ii) any filing or amendment to a filing on Schedule 13G required by law, if such filing is made on or after February 10, 2006, shall be deemed to violate this Lock-Up

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Letter Agreement. For the avoidance of doubt, it is understood by the parties hereto that the foregoing exceptions apply only to Transfers of Warrants during the Restricted Period, and not to any Common Shares of the Company underlying any such Warrants. In addition, for the avoidance of doubt, the foregoing restrictions are not intended to apply to Retail Ventures, Inc.’s common stock underlying any such Warrants, or any filings under the Securities Exchange Act of 1934, as amended, with respect thereto.

     With respect to further Transfers of Warrants by transferees of Cerberus, such transferees may, during the Restricted Period, effect a Transfer of the Warrants acquired by such transferee from Cerberus; provided, however, that it shall be a condition to such Transfer of Warrants by any such transferee that: (1) the amount transferred represents not less than all of the unexercised Warrants held by the such transferee as of the date of such transfer; (2) such Transfer is made to a single person or a Group; (3) any such person or, in the case of a Group, each member of the Group acquiring any Warrants (whether directly from Cerberus or indirectly from one or more transferees) during the Restricted Period executes and delivers to Lehman Brothers Inc. prior to such Transfer an agreement stating that such transferee is receiving and holding the Warrants subject to the provisions of this Lock-Up Letter Agreement, and agreeing that any further Transfer of such Warrants during the Restricted Period shall be made on the terms set forth in this paragraph; (4) any such transferee proposing to make any such Transfer during the Restricted Period notifies Lehman Brothers Inc. at least three business days prior to the proposed Transfer, and (5) no filings relating to beneficial ownership of securities of the Company shall be required or voluntarily made by the transferee or any person to whom the transferee proposes to make a Transfer in accordance with this paragraph pursuant to the Securities Exchange Act of 1934, as amended, in connection with such Transfer (including the acquisition of such Warrants by the party to whom the transferee proposes to make such Transfer) of Warrants for the duration of the Restricted Period, except that no filing or amendment to a filing on Schedule 13G required by law, if such filing is made on or after February 10, 2006, shall be deemed to violate this Lock-Up Letter Agreement. For the avoidance of doubt, it is understood by the parties hereto that the foregoing exceptions apply only to Transfers of Warrants during the Restricted Period, and not to any Common Shares of the Company underlying any such Warrants. In addition, for the avoidance of doubt, the foregoing restrictions are not intended to apply to Retail Ventures, Inc.’s common stock underlying any such Warrants, or any filings under the Securities Exchange Act of 1934, as amended, with respect thereto.

     In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

     It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive

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termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement.

     Cerberus understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

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     Cerberus hereby represents and warrants that Cerberus has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, Cerberus will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of Cerberus shall be binding upon the heirs, personal representatives, successors and assigns of Cerberus.

Very truly yours, CERBERUS PARTNERS L.P.
By:
Name:
Title:

Dated:

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EXHIBIT B

FORM OF OPINION OF VORYS, SATER, SEYMOUR AND PEASE LLP

July 5, 2005

EXHIBIT C

FORM OF OPINION OF JULIA A. DAVIS, ESQ.

July 5, 2005

EXHIBIT D

FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

July 5, 2005

EXHIBIT E

FORM OF OPINION OF SONNENSCHEIN, NATH & ROSENTHAL LLP

July 5, 2005